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                                  EXHIBIT 23.6

                        CONSENT OF RYAN BECK & CO., INC.

      We hereby consent to the inclusion of our opinion letter to the Board of Directors of Chart Bank, A Cooperative Bank ("Chart"), dated September 1, 2004 that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Chart with Benjamin Franklin Bancorp, as Appendix B to the Proxy Statement-Prospectus, and to the references to such opinion in such Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                        Ryan Beck & Co., Inc.

                                                        /s/ Fred Schluter
                                                        _____________________
                                                        Fred Schluter
                                                        Managing Director

December 22, 2004